Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	November 22, 2016

Jacobs Engineering Group Inc. Reports Earnings for Fiscal 2016

DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE:JEC) today announced its financial results for the fourth quarter and fiscal year ended September 30, 2016.

Fiscal 2016 Highlights:

•	Q4 2016 U.S. GAAP net earnings of $30M, or $0.24 per diluted share, and fiscal 2016 U.S. GAAP net earnings of $210M, or $1.73 per share;
•	Q4 2016 adjusted net earnings of $93M, or $0.77 per share, and fiscal 2016 adjusted net earnings of $374M, or $3.08 per share;
•	Fiscal 2016 revenues of $11.0B; Backlog of $18.8B at year end, up $438M sequentially;
•	Restructuring efforts supporting a 6% reduction in fiscal 2016 U.S. GAAP G&A and a 9% reduction in fiscal 2016 adjusted G&A;
•	Q4 and total year 2016 cash flow from operations of $234M and $680M, respectively, substantially improved over corresponding 2015 periods; and
•	Repurchased 1.0M shares during fourth quarter for $50 million; and a total of 3.4M shares for the year for $153M.

Jacobs reported U.S. GAAP net earnings of $30 million, or $0.24 per diluted share, on revenues of $2.6 billion for the fourth quarter ended September 30, 2016. This compares to U.S. GAAP net earnings of $30 million, or $0.24 per diluted share, on revenues of $3.1 billion for the fourth quarter ended October 2, 2015.  For the fiscal year ended September 30, 2016, the company reported U.S. GAAP net earnings of $210 million, or $1.73 per diluted share, on revenues of $11.0 billion.  This compares to U.S. GAAP net earnings of $303 million, or $2.40 per diluted share, on revenues of $12.1 billion for the prior fiscal year.

Jacobs’ fourth quarter 2016 results include approximately $63 million or $0.53 per share in after-tax restructuring and other charges, including after-tax charges of $36 million, or $0.30 per share, in connection with certain restructuring activities that began in fiscal year 2015 (the “2015 Restructuring”), additional restructuring charges associated with the divestiture  of our French subsidiary of $17 million, or $0.14 per share, as a result of our strategic decision to exit our French operation, and a non-cash write-down on an equity investment of $10 million, or $0.09 per share.  Our fiscal year 2016 results include total restructuring and other charges of $163 million, or $1.35 per share.  Our fourth quarter 2015 results included $68 million, or $0.56 per share, in 2015 Restructuring charges and on a full year 2015 basis Jacobs reported $108 million of 2015 Restructuring charges, or $0.86 per share.

Excluding the restructuring and other items noted above, Jacobs’ fourth quarter 2016 adjusted net earnings totaled $93 million, or $0.77 per share, compared to $98 million, or $0.80 per share, from the corresponding period for 2015.  Jacobs’ adjusted net earnings were $374 million, or $3.08 per share, for fiscal year 2016 as compared to $411 million, or $3.26 per share, for the year 2015.

Our U.S. GAAP and adjusted results include one-time tax related and other items of $4.1 million, or $0.03 per share, for fourth quarter 2016 and $18.7 million, or $0.16 per share, and $23.1 million, or $0.18 per share, for full year 2016 and 2015, respectively.

Jacobs also announced a total backlog of $18.8 billion at year end 2016, including a technical professional services component of $12 billion. Total professional services backlog are up $321 million from year end 2015.

The company’s cash flow from operations of $234 million in the fourth quarter reflected significant improvement in working capital management.  Additionally, during the fourth quarter and fiscal year 2016, the company repurchased 1.0 million and 3.4 million shares, respectively, at a total cost of $50 million and $153 million, respectively.

Commenting on the results for the fourth quarter and fiscal year 2016, Steve Demetriou, Jacobs Chairman and CEO said,  "While facing significant market challenges throughout FY2016,  we implemented a global realignment into four lines of business and successfully executed against a significant restructuring and cost reduction initiative.   This has reinforced greater accountability and improved project execution across Jacobs, all while conducting a far-reaching strategic review.   Although certain global markets continue to face economic headwinds, we are now pivoting to sales growth and believe our more efficient cost structure, end-market diversity and margin focus will result in increased profitability in FY2017."

Outlook

Kevin Berryman, Jacobs CFO, added, "Our results demonstrated that we are focused on driving greater financial discipline, improving margins, enhancing working capital performance, and ultimately driving greater returns. Over the past several quarters, we have seen reductions in G&A costs and improved receivables collection performance, resulting in improved cash flows.  In 2017, while we anticipate continuing market challenges in certain of our businesses, we expect to benefit from our restructuring savings while simultaneously investing in our growth strategy.  We believe this will result in underlying operating profit improvement, resulting in our adjusted EPS guidance for the 2017 fiscal year being in the range of $3.00 to $3.30."

Jacobs is hosting a conference call at 10:00 A.M. Eastern Time on Tuesday, November 22, 2016, which it is webcasting live on the internet at www.jacobs.com.

Jacobs is one of the world's largest and most diverse providers of full-spectrum technical, professional and construction services for industrial, commercial and government organizations globally. The company employs over 54,000 people and operates in more than 25 countries around the world. For more information, visit www.jacobs.com

Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some of the factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the period ended October 2, 2015, and when filed with the Securities and Exchange Commission (the “SEC”), our Annual Report on Form 10-K for the year ended September 30, 2016, and in particular the discussions contained under Item 1 -  Business; Item 1A - Risk Factors; Item 3 -  Legal Proceedings; and Item 7 -  Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the Company’s other filings with the SEC. We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.

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Financial Highlights:

Results of Operations (in thousands, except per-share data):

	Three Months Ended		Year Ended
	September 30, 2016	October 2,2015	September 30, 2016	October 2,2015
Revenues	$2,640,587	$3,116,954	$10,964,157	$12,114,832
Costs and Expenses:
Direct cost of contracts	(2,208,895)	(2,643,603)	(9,196,326)	(10,146,494)
Selling, general and administrative expenses	(348,881)	(419,525)	(1,429,233)	(1,522,811)
Operating Profit	82,811	53,826	338,598	445,527
Other Income (Expense):
Interest income	2,740	1,709	7,848	7,262
Interest expense	(4,945)	(4,129)	(15,260)	(19,503)
Loss on disposal of business and investments	(41,410)	(2,909)	(41,410)	(2,909)
Miscellaneous income (expense), net	(3,523)	794	(3,053)	(240)
Total other income (expense), net	(47,138)	(4,535)	(51,875)	(15,390)
Earnings Before Taxes	35,673	49,291	286,723	430,137
Income Tax Expense	(5,790)	(12,022)	(72,208)	(101,255)
Net Earnings of the Group	29,883	37,269	214,515	328,882
Net Earnings Attributable to Noncontrolling Interests	(239)	(7,406)	(4,052)	(25,911)
Net Earnings Attributable to Jacobs	$29,644	$29,863	$210,463	$302,971
Net Earnings Per Share:
Basic	$0.25	$0.25	$1.75	$2.42
Diluted	$0.24	$0.24	$1.73	$2.40

Weighted Average Shares Used to Calculate EPS:
Basic	119,551	121,841	120,133	125,007
Diluted	121,358	122,548	121,483	126,110

Segment Information (in thousands):

	Three Months Ended		Year Ended
	September 30, 2016	October 2,2015	September 30, 2016	October 2,2015
Revenues from External Customers:
Aerospace & Technology	$649,993	$790,293	$2,657,433	$2,924,753
Buildings & Infrastructure	557,508	637,752	2,253,512	2,458,379
Industrial	749,061	665,885	2,793,713	2,517,571
Petroleum & Chemicals	684,025	1,023,024	3,259,499	4,214,129
Total	$2,640,587	$3,116,954	$10,964,157	$12,114,832

	Three Months Ended		Year Ended
	September 30, 2016	October 2,2015	September 30, 2016	October 2,2015
Operating Profit:
Aerospace & Technology	$46,947	$55,867	$203,808	$205,368
Buildings & Infrastructure	41,564	23,283	174,648	145,299
Industrial	13,052	28,170	81,268	126,531
Petroleum & Chemicals	34,410	32,586	126,604	138,351
Total Segment Operating Profit	135,973	139,906	586,328	615,549
Other Corporate Items	(1,926)	10,543	(60,100)	(15,739)
Restructuring Charges	(51,236)	(96,623)	(187,630)	(154,283)
Loss on disposal of business and investments	(41,410)	(2,909)	(41,410)	(2,909)
Total Other Expense	(5,728)	(1,626)	(10,465)	(12,481)
Earnings Before Taxes	$35,673	$49,291	$286,723	$430,137

Other Operational Information (in thousands):

	Three Months Ended		Year ended
	September 30, 2016	October 2,2015	September 30, 2016	October 2,2015
Depreciation (pre-tax)	$18,916	$24,206	$82,363	$99,924
Amortization of Intangibles (pre-tax)	$12,109	$11,278	$47,608	$49,368
Pass-Through Costs Included in Revenues	$602,304	$706,128	$2,489,924	$2,602,644
Capital Expenditures	$21,285	$19,107	$67,688	$88,404

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Balance Sheet (in thousands):

At September 30, 2016 and October 2, 2015

	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$655,716	$460,859
Receivables	2,115,663	2,548,743
Prepaid expenses and other current assets	93,091	113,076
Total current assets	2,864,470	3,122,678
Property, Equipment, and Improvements, Net	319,673	381,238
Other Noncurrent Assets:
Goodwill	3,079,628	3,048,778
Intangibles	336,922	353,419
Miscellaneous	759,329	879,813
Total other noncurrent assets	4,175,879	4,282,010
	$7,360,022	$7,785,926
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable	$2,421	$13,364
Accounts payable	522,427	566,866
Accrued liabilities	938,378	1,090,985
Billings in excess of costs	319,460	309,951
Total current liabilities	1,782,686	1,981,166
Long-term Debt	385,330	584,434
Other Deferred Liabilities	861,824	863,868
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized—1,000,000 shares; issued and outstanding—none	—	—
Common stock, $1 par value, authorized—240,000,000 shares; issued and outstanding—120,950,899 shares and 123,152,966 shares, respectively	120,951	123,153
Additional paid-in capital	1,168,272	1,137,144
Retained earnings	3,586,647	3,496,212
Accumulated other comprehensive loss	(610,594)	(464,764)
Total Jacobs stockholders’ equity	4,265,276	4,291,745
Noncontrolling interests	64,906	64,713
Total Group stockholders’ equity	4,330,182	4,356,458
	$7,360,022	$7,785,926

Backlog (in millions):

At September 30, 2016 and October 2, 2015

Backlog:	2016	2015
Aerospace & Technology	$5,109,973	$4,880,775
Buildings & Infrastructure	5,033,539	4,723,034
Industrial	3,106,575	3,650,520
Petroleum & Chemicals	$5,510,442	$5,552,241
Total	$18,760,529	$18,806,570

Non-U.S. GAAP Financial Measures:

In this press release, the company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended.  The non-GAAP financial measures included in this press release are adjusted net earnings, adjusted EPS and adjusted selling, general, and administrative (“G&A”) expenses.

Adjusted earnings and adjusted EPS are non-GAAP financial measures that are calculated by excluding the after-tax costs related to the 2015 Restructuring activities, the loss on sale of our French subsidiary and the non-cash write off of an equity investment (collectively referred to as the 2015 Restructuring and other items), which are not considered by management to be part of the company’s ordinary operations.  Adjusted G&A expense is calculated by excluding the pre-tax costs related to the 2015 Restructuring.  We believe that the adjusted net earnings, adjusted EPS and adjusted G&A expense measurements are useful to management, investors and other users of our financial information in evaluating the company’s operating results and understanding the company’s operating trends by excluding the effects of the 2015 Restructuring and other items, which can obscure underlying trends.  Additionally, management uses adjusted net earnings, adjusted EPS, and adjusted G&A expenses in its own evaluation of the company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

The company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the company’s financial results.  However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures.  In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the company to those used by our peer companies.

The following tables reconcile the U.S. GAAP values of net earnings, EPS and G&A expenses to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the 2015 Restructuring and other items. Amounts are shown in thousands, except for per-share data:

U.S. GAAP Reconciliation for the fourth quarter of fiscal 2016 and 2015:

	Three Months Ended
	September 30, 2016
	U.S. GAAP	Effects of 2015 Restructuring and other items	Without 2015 Restructuring and other items
Selling, general and administrative	$348,881	$(51,236)	$297,645

Earnings Before Taxes	$35,673	$(92,646)	$128,319
Income Tax Benefit (Expense)	(5,790)	29,162	(34,952)
Net earnings of the Group	29,883	(63,484)	93,367
Net Earnings Attributable to Noncontrolling Interests	(239)	—	(239)
Net earnings Attributable to Jacobs	$29,644	$(63,484)	$93,128
Diluted Earnings per share	$0.24	$(0.53)	$0.77

	Three Months Ended
	October 2, 2015
	U.S. GAAP	Effects of 2015 Restructuring	Without 2015 Restructuring
Selling, general and administrative	$419,525	$(96,623)	$322,902

Earnings Before Taxes	$49,291	$(99,532)	$148,823
Income Tax Benefit (Expense)	(12,022)	31,335	(43,357)
Net earnings of the Group	37,269	(68,197)	105,466
Net Earnings Attributable to Noncontrolling Interests	(7,406)	—	(7,406)
Net earnings Attributable to Jacobs	$29,863	$(68,197)	$98,060
Diluted Earnings per share	$0.24	$(0.56)	$0.80

U.S. GAAP Reconciliation for the fiscal years ended September 30, 2016 and October 2, 2015:

	Year Ended
	September 30, 2016
	U.S. GAAP	Effects of 2015 Restructuring and other items	Without 2015 Restructuring and other items
Selling, general and administrative	$1,429,233	$(187,630)	$1,241,603

Earnings Before Taxes	286,723	(229,317)	516,040
Income Tax Benefit (Expense)	(72,208)	66,225	(138,433)
Net earnings of the Group	214,515	(163,092)	377,607
Net Earnings Attributable to Noncontrolling Interests	(4,052)	—	(4,052)
Net earnings Attributable to Jacobs	$210,463	$(163,092)	$373,555
Diluted Earnings per share	$1.73	$(1.35)	$3.08

	Year Ended
	October 2, 2015
	U.S. GAAP	Effects of 2015 Restructuring	Without 2015 Restructuring
Selling, general and administrative	$1,522,811	$(154,283)	$1,368,528

Earnings Before Taxes	$430,137	$(157,192)	$587,329
Income Tax Benefit (Expense)	(101,255)	49,278	(150,533)
Net earnings of the Group	328,882	(107,914)	436,796
Net Earnings Attributable to Noncontrolling Interests	(25,911)	—	(25,911)
Net earnings Attributable to Jacobs	$302,971	$(107,914)	$410,885
Diluted Earnings per share	$2.40	$(0.86)	$3.26

For additional information contact:

Kevin C. Berryman

Executive Vice President and Chief Financial Officer

214-583-8500

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